I

United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2025

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OSBC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2025, Old Second Bancorp, Inc. (“Old Second”) completed its previously announced merger (the “Merger”) with Bancorp Financial, Inc. (“Bancorp Financial”), pursuant to the Agreement and Plan of Merger dated as of February 24, 2025 (the “Merger Agreement”). At the effective time of the Merger (the “Effective Time”), Bancorp Financial merged with and into Old Second, with Old Second surviving the Merger.  Immediately following the Merger, Evergreen Bank Group, an Illinois-chartered banking corporation and wholly-owned subsidiary of Bancorp Financial, merged with and into Old Second National Bank (the “Bank”), a national banking association and wholly-owned subsidiary of Old Second, with the Bank continuing as the surviving bank.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each Bancorp Financial stockholder became entitled to receive, for each share of Bancorp Financial common stock held, 2.5814 shares of Old Second common stock and $15.93 in cash, without interest, with cash paid in lieu of any fractional shares. Each outstanding share of Old Second’s common stock remained outstanding and was unaffected by the Merger.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, attached as Exhibit 2.1 to Old Second’s Current Report on Form 8-K filed on February 25, 2025, and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and pursuant to the terms of the Merger Agreement, on July 1, 2025, Old Second increased the size of its board of directors by one, effective immediately after the Effective Time, and appointed Darin Campbell to the board of directors of Old Second as a Class I director.  Old Second has agreed to nominate Mr. Campbell to stand for election for a three-year term as a Class I director at the 2026 annual meeting of the stockholders of Old Second. In addition, effective immediately after the Effective Time, the board of directors of the Bank increased in size by two, and appointed Darin Campbell and Jill Voss to the board of directors of the Bank.  The Bank has agreed to nominate Mr. Campbell and Ms. Voss to stand for election to the Bank’s board of directors for one-year terms at the 2026 annual meeting of the Bank’s sole shareholder.

Each of Mr. Campbell and Ms. Voss has been assigned to serve on certain committees of the Bank’s board of directors, and Mr. Campbell has also been assigned to serve on certain committees of Old Second’s board of directors. In particular, Mr. Campbell was appointed to the Executive Committee and Capital Management Committee of Old Second and the Risk and Insurance Committee of the Bank, and Ms. Voss was appointed to the IT Steering Committee and Risk and Insurance Committee of the Bank.

As previously disclosed, in connection with the Merger, Old Second entered into an employment agreement with Mr. Campbell, which became effective on July 1, 2025 (the “Employment Agreement”). Under the Employment Agreement, Mr. Campbell is appointed as Executive Vice President of Old Second and will serve as President of National Specialty Lending, President of FreedomRoad Financial, and President of Performance Finance. He will report to the Chief Executive Officer of Old Second. The Employment Agreement provides for an annual base salary of $550,000, subject to annual review and discretionary increases. Mr. Campbell will not receive additional compensation for his service on the boards of directors of Old Second and the Bank. Mr. Campbell will also be eligible for an annual bonus with a target equal to 50% of base salary, based on performance criteria applicable to similarly situated executives. In addition, Mr. Campbell is eligible for annual equity grants under Old Second’s long-term incentive plan with a target value of 30% of base salary, to the extent such awards are approved for similarly-situated executives.

Mr. Campbell is entitled to participate in Old Second’s benefit programs generally available to similarly situated executives, including health and retirement plans. He will also receive a monthly car allowance of $1,000 and reimbursement of up to $36,000 annually for country club dues and assessments.

The Employment Agreement includes customary restrictive covenants, including non-competition, non-solicitation, and confidentiality provisions. The non-compete and non-solicitation provisions generally apply during employment and for 12 months thereafter.

In the event of a qualifying termination of employment (without Cause or for Good Reason), Mr. Campbell is entitled to severance benefits, including a lump sum cash payment equal to one times his annual base salary plus a prorated target bonus, COBRA health continuation contributions for up to 12 months, and vesting of equity awards as provided under the applicable plans; provided that, if Mr. Campbell incurs a qualifying termination that entitles him to severance benefits under the Employment Agreement and later becomes entitled to severance benefits under his CBAA (as defined and described below) due to a change in control, the benefits received under the CBAA will be reduced by the amount of severance benefits Mr. Campbell is entitled to receive under the Employment Agreement.  In addition, if a change in control occurs during the term of the Employment Agreement that entitles Mr. Campbell to benefits under the CBAA upon a qualifying termination, Mr. Campbell will be solely entitled to benefits under the CBAA and no severance benefits will be paid under the Employment Agreement. Payment of severance is conditioned on execution of a release of claims.

As provided in the Employment Agreement, Old Second also entered into a Compensation and Benefits Assurance Agreement (the “CBAA”) with Mr. Campbell that provides him with certain severance benefits if he incurs a qualifying termination of employment (without Cause or for Good Reason) in connection with a change in control. The CBAA provides that, in the case of: (a) a termination of employment by Old Second without Cause within six months prior to or 24 months following a change in control, or (b) a termination of employment by Mr. Campbell for Good Reason within 24 months following a change in control, Mr. Campbell will be entitled to (i) a lump sum cash payment equal to two times the sum of (X) the greater of Mr. Campbell’s annual base salary in effect upon the date of termination or Mr. Campbell’s annual base salary in effect immediately prior to the occurrence of the change in control and (Y) the average of the prior 3 years’ annual cash bonuses paid to Mr. Campbell (including any deferred portion of such bonus), (ii) immediate 100% vesting of all stock options and any other incentive compensation plan awards, (iii) continued non-COBRA health insurance coverage for up to 24 months at the same cost and coverage level as in effect as of Mr. Campbell’s termination, and (iv) standard outplacement services for up to one year at a cost to Old Second not to exceed $20,000.

The foregoing summary of the Employment Agreement and CBAA do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and CBAA, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

On July 1, 2025, Old Second issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Bancorp Financial as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, and related notes, are hereby incorporated by reference to Exhibit 99.2 hereto.

(b)    Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of December 31, 2024 and the unaudited pro forma condensed combined income statement for the year ended December 31, 2024, are hereby incorporated by reference to Exhibit 99.3 hereto.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025 and the unaudited pro forma condensed combined income statement for the six months ended June 30, 2025 will be filed no later than 71 days after the date on which this report is required to be filed.

(d) Exhibits.

Exhibit No.	Exhibit
2.1

Agreement and Plan of Merger between Old Second Bancorp, Inc. and Bancorp Financial, Inc. dated as of February 24, 2025 (incorporated by reference to Exhibit 2.1 of the Old Second Bancorp, Inc.  Current Report on Form 8-K filed on February 25, 2025).+

10.1	Executive Employment Agreement, dated February 24, 2025, between Old Second Bancorp, Inc. and Darin Campbell. +
10.2	Compensation and Benefits Assurance Agreement, dated July 1, 2025, between Old Second Bancorp, Inc. and Darin Campbell. +
23.1	Consent of RSM US LLP.
99.1	Press Release dated July 1, 2025.
99.2

Audited consolidated financial statements of Bancorp Financial, Inc. as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, and related notes (incorporated by reference to Old Second’s Amendment No. 1 to the Registration Statement on Form S-4 (File Number 333-286687) filed on May 6, 2025).

99.3

Unaudited pro forma condensed combined balance sheet as of December 31, 2024 and the unaudited pro forma condensed combined income statement for the year ended December 31, 2024 (incorporated by reference to Old Second’s Amendment No. 1 to the Registration Statement on Form S-4 (File Number 333-286687) filed on May 6, 2025).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

+

Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish supplementally a copy of any omitted schedules or similar attachment to the SEC upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: July 1, 2025	By:	/s/ Bradley S. Adams
Bradley S. Adams
Executive Vice President, Chief Operating Officer and
Chief Financial Officer